                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report   (Date of earliest event reported)            April 5, 2000
                                                  ------------------------------

                     Callmate Telecom International, Inc.
--------------------------------------------------------------------------------
      (Exact name of Registrant as Specified in its Charter Post-merger)


                                   Zee, Inc.
--------------------------------------------------------------------------------
                    (Prior name of Corporation pre-merger)

          Wyoming                  000-27773                830-319-519
----------------------------      -----------              -------------
(State or Other Jurisdiction      (Commission              (IRS Employer
of Incorporation pre-merger)      File Number)    Identification No. pre-merger)

          Florida                                            59-3134518
----------------------------                                ------------
(State or Other Jurisdiction                               (IRS Employer
of Incorporation post-merger)                    Identification No. post-merger)


              1 Wilton Street, Bradford, BD5 OAX, United Kingdom
--------------------------------------------------------------------------------
                                 (New Address)

Registrant's telephone number, including area code           011 44 1274 301 500
                                                             -------------------

Item 2.   Acquisition or Disposition of Assets.

     (a) On March 31, 2000, Callmate Telecom International, Inc. ("Callmate") completed a merger with Zee, Inc., it's wholly-owned subsidiary, with Callmate being the surviving entity.

          A copy of the Articles of Merger and Plan of Merger are filed as exhibits to this Form 8-K and are incorporated in their entirety herein.

     (b) Callmate is an international, facilities-based provider of telecommunications and Internet services. Callmate was formed in 1997 by Mohammad Saff Gohir to exploit the potential provided by the deregulation of the United Kingdom telecommunications market and has developed its business by operating from a low overhead base and identifying several niche markets. Callmate has identified a market need for telecommunications services for the Asian community throughout the United Kingdom and this has formed the core of its business. In addition, through owning its own switching gear, Callmate has been able to "trade" in wholesale airtime and take advantage of both its own excess capacity and that of other carriers. Callmate's primary focus is the market for retail and wholesale services within the United Kingdom and Europe. Callmate also provides Internet credit card processing and settlement services to institutions, merchants and consumers.

     Callmate is a holding company that conducts business through the following operating subsidiaries:

     . Callmate Telecom Communications Ltd., our wholly-owned subsidiary in the United Kingdom and primary operating subsidiary which owns our state-of-the art switching and international gateway facilities.

     . Calltel (PVT) Ltd., a Pakistanian company, in which we hold a 65% interest and through which we provide pre-paid calling card services.

     . We have also reached an agreement to acquire a majority interest in American Multi Credit Inc., a Florida corporation, through which we will provide real time credit card processing over the Internet.


          A.   Callmate Telecom Communication Ltd. -  Product, Services and
               ------------------------------------------------------------
Technology
----------

       Callmate Telecom has installed state-of-the-art switching and International Gateway facilities. As a facilities-based international service provider, Callmate Telecom offers carriers and international companies seamless end-to-end connectivity through the existing global network of digital fiber optic and satellite communications links. Additionally, Callmate's rapidly-growing switching capacity holds the key to providing international communications services to destinations in Europe, Africa and Asia, without multiple or

"double- hop" satellite transmissions or through non-US carriers.
These services throughout the European continent will enable Callmate Telecom to provide cost-efficient transport that non-facilities and facilities-based carriers alike can take advantage of to connect to Callmate Telecom's network and realize significant savings and network efficiency.

          Callmate Telecom also offers users a full range of enhanced services, including customized billing, Internet access, global virtual private networks, calling card services and international freephone and private lines in conjunction with approved operators. Users also have the option to offer Callmate Telecom's extensive array or services and features to their own customers.

          Callmate Telecom is licensed by the Department of Trade and Industry under Section 7 of the UK Telecommunications Act. This license gives Callmate Telecom the freedom to operate as a true `Free Trader' in the telecommunications market, allowing the company to build its own networks where and when necessary, or to utilize networks of other quality carriers. Callmate Telecom's current products and services includes:

    (i)   Calling Card Services
          ---------------------
          Whether customers are travelling in their own country or abroad, we provide a hassle-free calling card service, one that can be used from any phone, at any time, and that provides customers with a reliable connection at the low Callmate Telecom rates, no matter where our customers are calling from or to.

    (ii)  Resident Prepaid Accounts
          -------------------------

          The Callmate Telecom residential pre-paid account allows our customers to make calls from their home phone in the UK to any country in the world. Callmate Telecom's residential pre-paid account saves our customers up to 95% on international calls and 50% on national calls. With the Callmate Telecom residential pre-paid account there are no access or minimum charges.

          Easy to use
          Whether our customers want to make national or international calls, they can call direct with the Callmate Telecom residential pre-paid account. Using a tone phone they simply:

               . Dial the Callmate Telecom Toll free access number or designated 1XXX number.

               . Our central exchange will automatically recognize your account from your Calling Line Identity (CLI) or will ask you for your unique 10 digit PIN access code.

               . Dial the number you wish to reach in the same way you would using your original service provider.

          Voice instructions given by our systems will guide you throughout.

          Furthermore, when customers access the Callmate Telecom service, our central exchange automatically calculates the balance remaining and tells you this on pressing the * key.

          Each pre-paid account has a value set by our customers when they contract for the service and for which they receive a fixed amount of talk time.

          At any time customers can re-charge the credit levels on their Callmate Telecom residential pre-paid account, simply by phoning our customer service number on 0800 376 3000, quoting their account number, and then charge the value they require to their credit card. They can also re-credit their account using our automated top-up system, which will provide them with the top-up option whenever their credit card goes below a certain level. To proceed in the automated top-up, they just follow the computer voice instructions to perform the re-charge on-line. The Callmate Telecom residential pre-paid account need never expire, provided customers re-charge its value as they use it. Moreover, on request every month, customers will receive a fully itemized bill, detailing the cost of every call made with the Callmate Telecom residential pre-paid account.

          The following summarizes Callmate Telecom residential pre-paid account benefits which make long distance calling convenient and less costly:

          .    No Access Fees

          .    No first minute surcharge

          .    Per Minute billing

          . Standard call tariffs. Our customers pay the same Callmate Telecom low cost per-minute rate, giving savings of up to 80% against BT's charges

          . They can dial anywhere in the world via Callmate Telecom's Global Network

          . No need to worry about receiving large monthly or quarterly bills, all calls made via the Callmate Telecom residential pre-paid account are already paid for

          . Callmate Telecom residential pre-paid account can be constantly re-charged by making a quick phone call to our customer service center, or using our automated recharge system, so our customers need never run out of telephone talk-time.

          . A fully itemized monthly record of all your calls (available on request)

          Callmate Pre-paid Residential Account Advanced Features

          (a) Quality Service Callmate's efficient digital switching systems and advanced fiber network ensures a high standard of communication quality 24 hours a day, 365 days a year.

          (b)  Global Coverage

               Designed specifically for global travelers, the Callmate's Residential Account can be used directly from many countries using Callmate's Global Network and indirectly from virtually any country in the world using the Callmate International Call-back Service.

          (d)  Follow-on Calls

               This feature enables our customers to make several calls without the need to re-dial the access, Card or PIN numbers. To use this feature do not hang up at the end of the call, but instead press the * button.

          (e)  Calling Line Identity (CLI)
               Using this feature allows you to access your account with Callmate and place calls without the need to dial any PIN number. To take advantage of this feature, contact our customer service line and nominate a telephone number to be registered with the Callmate switching system.

          (f)  Call Forwarding
               This feature lets you receive important calls on telephone numbers that you nominate including overseas numbers.

          (g)  Voice Mail
               This feature allows you to receive and retrieve messages from your Callmate Voice Mail Service from anywhere in the world.

          (h)  Speed Dial

               You can program your card with the most frequent dialed numbers by creating your own list of telephone numbers and assigning special short speed dial codes to them.

          (i)  Customer Service and Operator Assistance

               Friendly, professional and multilingual Customer Service and Operator Assistance teams support all these features. Our customer service representatives are efficiently trained to understand our customers' needs and provide the right answers to all their queries. Wherever they are, our operators will guide them through to ensure that they are successfully using the best service, which they deserve.

   (iii)  Corporate Accounts
          ------------------
          For businesses, Callmate Telecom can provide modestly priced international calls. Callmate Telecom will also provide freephone numbers (Callmate Telecom already has its own 0800 code - 0800 059
          XXXX), local call numbers and national call numbers.

     (iv) International Call-back Service
          -------------------------------
          For customers who travel outside the UK, Callmate Telecom provides a cost-effective communications service for international long distance telephony and facsimile services.

          Regardless of the caller's country location, a call can be made to any other country at savings of more than 60% as compared to placing the call through their traditional local telecommunications service provider.

          How does the call-back Service Work?
          Callmate Telecom uses a computer call re-origination system that lets you call to or from anywhere in the world as if you were calling from the United Kingdom. Our customers will have access to a telephone line that is based and tariffed within the UK, and this can charge highly competitive UK-based rates to anywhere in the world with savings over local carriers of up to 60% and more.

          Easy to Subscribe
          There are no membership or subscription fees and no rental or subscription billing charges. Customers pay only for the calls they make at the low rates quoted in the Callmate Telecom tariff. All charges are paid conveniently through a private or company credit card. Each month, Callmate Telecom sends our customers an itemized account of all their calls for each of their PIN numbers. We also can provide business clients with an analysis of their combined monthly traffic.

          For Business Travelers on the Move

          If our customers are travelling to a number of different places and, for example, staying in different hotels, they can change the call back number so that the Callmate Telecom system calls them at their new location. This is done simply by dialing into a special "Admin" number and following a menu of voice prompts, which will tell them how to change the call back number. Instructions on how to use this valuable service is given when a new account is opened.

          Security
          The combination of the customer's access number and PIN number which is unique to the customer provides a high level of protection against fraud or unauthorized use of an account because the customer is the only person who knows both numbers. A customer can change the PIN as often as they like and for any reason.

          Freedom
          As a Callmate Telecom subscriber, customers can use our Call-back service to make international calls from any touch tone phone and only pay our "free market" prices, not the inflated rates of state-owned monopolies. And if customers use Call-back from their mobile phone, they pay our low cost rates, not other supplier's inflated rates.

          Call-Back Rates & Charges
          Since calls with the Call-Back service are always originated in the UK, charges are calculated by adding the rate from the switching system to their location and the rate from the switching system to their destination number. As an example, if a customer were in Australia and wanted to place a call to the USA, the following charges will apply:

          UK to Australia: 12pence per minute, UK to USA: 8pence per minute, total:20pence per minute.

                              [MAP APPEARS HERE]

(Representation of process and charges of using Call-Back to connect from Australia to the USA)

          For Calls made to final-destination numbers in the UK from outside the country, 5pence per minute must be added to the rate of the country our customers are in.

     (v)  Wholesale Products
          ------------------
          If a company is a reseller or service provider of international telecommunications services of any kind, Callmate Telecom can provide a wide range of wholesale services, tailored to their individual needs and significantly reducing their costs. We provide a service package to meet their individual needs. There are no hidden costs and we can give even bigger discounts if traffic volumes are high. The service(s) they choose will depend on their international traffic levels and the types of services they provide to their customers.

     (vi) Services For Telecom Service Providers
          --------------------------------------

          Switched Services:
          ------------------
          Domestic Telephony (origination & termination) Transit Telephony Calls (national and international) International Telephony Calls (origination & termination) Re-file (to overseas destinations via Europe & USA) Free-phone numbers Local Charge Call (Lo-Call numbers) Premium Rate Numbers (with exceptional revenue share deals)

          Ancillary Switched Services:
          ----------------------------
          Pre-paid cards (bespoke private label service) Video Conferencing

          Access Links:
          ------------
          International Leased Circuits for Voice Data Multimedia High Bit Rate Applications

          Managed Services:
          ----------------
          (a) ATM, Frame Relay, X.25 Facilities Management, Equipment Housing, Equipment Co-location Switch (telcoms grade) Partitions Calling Card Services Platforms (e.g. affinity schemes, charities, airlines, etc) Dial-in (bulk PSTN access) Intelligent Network Services Billing Bureau Services Best Practice Engineering

          (b) Switched voice, data and fax traffic is carried from your network to our international gateway exchange by digital private line(s), then conveyed across our fibre links and routed on by our overseas switching partners through their own networks to the destination.

          (c) Our Access Link products also offer similar advantages for point-to-point Data Links over which applications such as LAN-LAN connection, file transfer, multimedia and video conferencing can be provided.

          (d) Our international gateway switch, based in London can connect to any type of switching system via dedicated access links. Dependent upon traffic volumes, this may be multiple 2 Megabit PDH links or STM1 or STM4 SDH links.

          B.   CallTell (PVT) Ltd.
               -------------------

          In July 1998 Callmate announced that it has subscribed for 65% of the issued capital of CallTell (PVT) Ltd. ("CallTell"). CallTell has been awarded one of only 3 pre-paid calling card licenses by the Pakistan Telecommunication Company Ltd. CallTell will operate and maintain a non exclusive pre-paid calling card service solely for outgoing international calls DTMF (tone) phones in Pakistan. CallTell also has signed a contract with the Pakistan State Oil Company to supply it with prepaid Telephone Calling Cards.

          C.   American Multi Credit Inc.
               --------------------------

          AMC is contractually connected to two banks, South Bank and Trust Company Ltd (SBT) and MultiCredit SA (MSA). AMC contracts hold exclusive settlement processing rights with regard to Internet credit card clearing transactions for both SBT and MSA.

          SBT has a primary membership status with MasterCard to conduct both issuing and acquiring business. SBT has a contract with MasterCard to issue MasterCard credit cards as well as acquiring and settling MasterCard charges for its participating merchants. The MIPS or communication lines to MasterCard are held at the AMC offices in Fort Lauderdale.

          MSA has a primary membership status with Visa International which allows both issuing and acquiring business. The VAPS or communication lines to Visa International are held in Guatemala City.

          AMC is an international sales office under its exclusive contract with SBT and MSA. The contract with MasterCard allows SBT, through its credit card processing facility, to acquire as well as issue business international and domestically which offers a unique business opportunity. AMC is responsible for marketing these services for both banks. The banks have control over their own MIPS or VAPS as opposed to using a settlement processor like FDC, FTC, GPS or Nabanco. Most domestic banks and a high percentage of off-shore banks use one of these secondary processors and pay transaction fees to them based on a percentage of each transaction. Since both SBT and MSA have their own MIPS and VAPS and a contract with AMC for their use, AMC can therefore conduct business as a settlement processor offering payments services to other international and/or off-shore banks.

          AMC and the banks are leaders in the Internet credit card processing business as one of the first off-shore financial institutions offering secured credit card processing to merchants selling products and services over the Internet.

          AMC focuses on three primary member components of the e-commerce industry: banks; merchants; and Internet consumers. AMC provides software and positive and negative databases for financial institutions that offer real time settlement through existing credit card networks. The integration of our software, network and databases minimizes fraud and reduces chargebacks and credits. Merchants use our back office accounting software for real-time access to all of their account and transaction data. Demographics on their customer base are also stored and can be manipulated to support marketing and sales programs to target broad or specific market sectors of consumers. The consumer has access to the merchant via secured servers on the Internet where information can be freely submitted without security worries.

     (c) Callmate also provides telecommunication and Internet based services through the following entity in which it holds a minority interest:

     .    INFONET:  In January 2000, Callmate purchased a 25% equity interest in
     INFONET, the second largest Internet service provider (ISP) in Karachi, Pakistan. In addition, Callmate assumed management of INFONET, which currently has over 8,000 subscribers.

          Upon completion of the acquisition of INFONET, Callmate immediately enhanced the number of access ports by 120% and bandwidth by 400%. This will make INFONET's service much more efficient, leading to a projected doubling of subscribers in the near term. Prior to the acquisition, the existing ports were utilized with 95% capacity during peak hours.

          Callmate intends to open a chain of Cybercafes which will be developed and managed by Callmate. If proven successful, the Callmate will initiate 20 facilities in year 2000 and franchise additional cafes nationwide to over 300 potential investors. The investors will be fully trained and qualified by Callmate, and if accepted, offered a turnkey operation.

          INFONET, under Callmate's management, will be selling these Cybercafes Internet and bandwidth. While enabling Callmate to earn royalties on the usage of the Company's Internet service, the Cybercafes will enhance the Company's customer base as these customers purchase their own hardware. This arrangement will also create an opportunity for greater Internet awareness in Pakistan. Callmate is not interested in becoming involved in or deriving royalties from the sales of coffee and/or food from Cybercafe operations.

Item 7.  Financial Statements, Pro Form Financial Information and Exhibits.

     (a)  Financial Statements

          The audited financial statements of Callmate for the fiscal years ended August 31, 1999 and 1998 and the unaudited interim period ended November 30, 1999 are included herein. In addition, pro forma financial statements reflecting the combined financial statements of Callmate and Zee at November 30, 1999 are included herein.

     (b)  Exhibits

     Exhibit No.    Description
     -----------    -----------

     10.1           Articles of Merger

     10.2           Plan of Merger

                       Consolidated Financial Statements

                     Callmate Telecom International, Inc.

               Three Months Ended November 30, 1999 (Unaudited)
                   and Years Ended August 31, 1999 and 1998

                         Independent Auditors' Report

                     Callmate Telecom International, Inc.

                       Consolidated Financial Statements

               Three Months Ended November 30, 1999 (Unaudited)
                   and Years Ended August 31, 1999 and 1998



                                   Contents

Independent Auditors' Report on Consolidated Financial Statements......      F-1

Consolidated Financial Statements:

  Consolidated Balance Sheets..........................................      F-2
  Consolidated Statements of Operations................................      F-3
  Consolidated Statements of Changes in Stockholders' Deficit..........      F-4
  Consolidated Statements of Cash Flows................................      F-6
  Notes to Consolidated Financial Statements........................... F-7-F-13
  Pro Forma Condensed Balance Sheet (unaudited)........................     F-14
  Pro Forma Condensed Combined Statement of Operations.................     F-15
  Notes to Pro Forma Condensed Financial Statement (unaudited).........     F-17

                          [LOGO APPEARS HERE] PNCCPAs
================================================================================

                          Independent Auditors' Report
                          ----------------------------


Board of Directors
Callmate Telecom International, Inc.
Bradford, United Kingdom


We have audited the accompanying consolidated balance sheet of Callmate Telecom International, Inc. as of August 31, 1999 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years ended August 31, 1999 and 1998. These consolidated financial statements are the responsibility of the management of Callmate Telecom International, Inc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Because of inadequacies in the Company's accounting records, we were unable to form an opinion regarding certain amounts recorded as revenues in the accompanying consolidated statement of operations for the year ended August 31, 1999 (stated at approximately $4,265,000).

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had revenues been susceptible to satisfactory audit tests, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Callmate Telecom International, Inc. as of August 31, 1999 and the results of its operations and its cash flows for the years ended August 31, 1999 and 1998 in conformity with generally accepted accounting principles.



Certified Public Accountants
Tampa, Florida
March 31, 2000

            Pender Newkirk & Company . Certified Public Accountants
--------------------------------------------------------------------------------
         100 South Ashley Drive . Suite 1650 . Tampa, Florida 33602 .
                     (813) 229-2321 . Fax (813) 229-2359
                           Web Site: www.pncocpa.com
--------------------------------------------------------------------------------
         Member of Private Companies Practice Section and SEC Practice
         Section of American Institute of Certified Public Accountants
================================================================================

                      Callmate Telecom International, Inc.

                          Consolidated Balance Sheets

                                                           November 30,    August 31,
                                                               1999           1999
                                                           ---------------------------
                                                            (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                                 $ 1,800,796   $ 2,164,992
  Cash held in trust accounts                                 2,217,993     1,482,886
  Restricted cash and cash equivalents                          164,013       160,866
  Accounts receivable, trade                                  1,116,873       934,694
  Accounts receivable, related parties                          131,198        64,052
  Prepaid expenses and other current assets                     549,352       314,965
                                                            -------------------------
Total current assets                                          5,980,225     5,122,455

Property and equipment, net of accumulated depreciation       1,264,587     1,277,280

Other assets                                                    981,262       568,999
                                                            -------------------------

                                                            $ 8,226,074   $ 6,968,734
                                                            =========================


Liabilities and Stockholders' (Deficit)
Current liabilities:
  Accounts payable                                          $ 5,804,144   $ 5,887,462
  Advances from stockholders                                  1,881,860       653,735
  Accrued expenses                                               57,734        74,430
  Deferred revenue                                              750,535       755,274
                                                            -------------------------
Total current liabilities                                     8,494,273     7,370,901
                                                            -------------------------

Minority interest in consolidated subsidiary                    (61,051)      (54,560)
                                                            -------------------------

Stockholders' (deficit):
  Common stock; $.001 par value; 50,000,000 shares
    authorized; 14,200,000 shares issued
    and outstanding as of November 30, 1999 and
    August 31, 1999, respectively                                14,200        14,200
  Additional paid-in capital                                    846,800       846,800
  Accumulated deficit                                        (1,085,140)   (1,237,991)
  Accumulated other comprehensive income                         16,992        29,384
                                                            -------------------------
Total stockholders' (deficit)                                  (207,148)     (347,607)
                                                            -------------------------

                                                            $ 8,226,074   $ 6,698,734
                                                            =========================

Read independent auditors' report.  The accompanying notes
are integral part of the consolidated financial statements.                  F-2

                      Callmate Telecom International, Inc.

                     Consolidated Statements of Operations


                                               Three Months
                                                   Ended            Year Ended August 31,
                                               November 30,      --------------------------
                                                   1999              1999         1998
                                               --------------------------------------------
                                                (Unaudited)
Revenues                                        $ 2,502,010      $19,361,837   $11,161,196

Cost of revenues                                  1,677,299       16,483,683     9,595,119
                                                ------------------------------------------
                                                    824,711        2,878,154     1,566,077

Selling, general and administrative
  expense                                           694,509        3,238,920     2,819,153
                                                ------------------------------------------

Income (loss) from operations                       130,202         (360,766)   (1,253,076)
                                                ------------------------------------------
Other income:
  Interest                                                            44,946        18,618
  Other                                              17,225          257,376
                                                ------------------------------------------
                                                     17,225          302,322        18,618
                                                ------------------------------------------
Minority interest in loss of
  consolidated subsidiary                             5,424           56,811
                                                ------------------------------------------

Income (loss) before taxes                          152,851           (1,633)   (1,234,458)

Income taxes
                                                ------------------------------------------
Net income (loss)                               $   152,851      $    (1,633)  $(1,234,458)
                                                ==========================================

Basic and diluted earnings (loss) per share     $       .01      $      (.00)  $      (.11)
                                                ==========================================

Weighted average number of common
  shares used in basic and diluted earnings
  (loss) per share computation                   14,200,000       12,929,333    11,000,000
                                                ==========================================

Read independent auditors' report.  The accompanying notes
are integral part of the consolidated financial statements                   F-3

                     Callmate Telecom International, Inc.

     Consolidated Statements of Changes in Stockholders' Equity (Deficit)

               Three Months Ended November 30, 1999 (Unaudited)
                   and Years Ended August 31, 1999 and 1998

                                                                                                                       Accumulated
                                                    Common Stock                    Additional                            Other
                                          -----------------------------              Paid-In         Accumulated      Comprehensive
                                            Shares             Amount                Capital           Deficit            Income
                                          ------------------------------------------------------------------------------------------
Stock issuance                                     1        $       2

Foreign currency
   translation adjustment                                                                                               $     7,760

Net loss for year                                                                                     $ (1,234,458)
                                          ------------------------------------------------------------------------------------------

Balance, August 31, 1998                           1                2                                   (1,234,458)           7,760

Issuance of stock                              9,999           15,998

Acquisition of company                    11,000,000           11,000                                      (11,900)

Recapitalization of company                  (10,000)         (16,000)                                      10,000

Issuance of common stock, net
   of offering costs of $150,000           1,700,000            1,700              $  698,900

Common stock issued for
   offering costs                          1,500,000            1,500                 148,500

Foreign currency
   translation adjustment                                                                                                    21,624

Net loss for the year                                                                                       (1,633)
                                          ------------------------------------------------------------------------------------------

Balance, August 31, 1999                  14,200,000           14,200                 846,800           (1,237,991)          29,384





Read independent auditors' report. The accompanying notes are integral part of the consolidated financial statements.

                     Callmate Telecom International, Inc.

     Consolidated Statements of Changes in Stockholders' Equity (Deficit)

               Three Months Ended November 30, 1999 (Unaudited)
                   and Years Ended August 31, 1999 and 1998

                                                                                                                       Accumulated
                                                    Common Stock                    Additional                            Other
                                          -----------------------------              Paid-In         Accumulated      Comprehensive
                                            Shares             Amount                Capital           Deficit            Income
                                          ------------------------------------------------------------------------------------------
Foreign currency
   translation adjustment
   (unaudited)                                                                                                            (12,392)

Net income for the period
   (unaudited)                                                                                            152,851
                                          ------------------------------------------------------------------------------------------
Balance, November 30,
   1999 (unaudited)                        14,200,000          $ 14,200               $ 846,800       $(1,085,140)       $ 16,992
                                          ==========================================================================================



Read independent auditors' report. The accompanying notes are integral part of the consolidated financial statements.

                     Callmate Telecom International, Inc.

                     Consolidated Statements of Cash Flows

                                                            Three Months
                                                                Ended          Year Ended August 31,
                                                            November 30,   ---------------------------
                                                                1999       1999                   1998
                                                            ------------------------------------------
                                                             (Unaudited)
Operating activities
  Net income (loss)                                          $   152,851    $    (1,633)  $(1,234,458)
                                                             ----------------------------------------
  Adjustments to reconcile net income (loss) to
    net cash (used) provided by operating activities:
      Depreciation                                                65,965        205,291        41,776
      Minority interest in net loss of subsidiary                 (5,424)       (56,811)
      Bad debt expense                                                          414,525     1,707,030
      Foreign currency translation adjustment                    (12,392)        21,624         7,760
      Loss on disposal of property and equipment                                 33,551
      (Increase) in:
        Accounts receivable                                     (182,179)      (240,417)   (2,815,832)
        Other receivables, related parties                       (67,146)       (25,632)      (38,420)

        Other assets                                            (146,650)      (778,666)      (95,298)
      Increase (decrease) in:
        Accounts payable                                         (83,318)     3,213,858     2,672,704
        Accounts payable, related parties                                       (23,706)       23,706
        Accrued expenses                                         (16,696)      (135,967)      210,397
        Deferred income                                           (4,739)      (477,073)    1,232,347
                                                             ----------------------------------------
  Total adjustments                                             (452,579)     2,150,577     2,946,170
                                                             ----------------------------------------
  Net cash (used) provided by operating activities              (299,728)     2,148,944     1,711,712
                                                             ----------------------------------------

Investing activities
  Change in restricted cash                                       (3,147)         2,624      (163,490)
  Deposit on stock purchase and exchange agreement              (500,000)
  Minority interest in equity of consolidated subsidiary          (1,067)         2,251             0
  Acquisition of property and equipment                          (53,272)    (1,023,182)     (534,716)
                                                             ----------------------------------------
  Net cash used by investing activities                         (557,486)    (1,018,307)     (698,206)
                                                             ----------------------------------------
Financing activities
  Proceeds from stockholder advances                             493,018         20,849
                                                             ----------------------------------------
Net (decrease) increase in cash                                 (364,196)     1,151,486     1,013,506

Cash, beginning of period                                      2,164,992      1,013,506
                                                             ----------------------------------------
Cash, end of period                                          $ 1,800,796    $ 2,164,992   $ 1,013,506
                                                             ========================================


Supplemental disclosure of non-cash financing activities:

        In November 1998, the Company issued 1,500,00 shares of common stock valued at $150,000 for offering costs in connection with a private placement offering.

Read independent auditors' report.  The accompanying notes
are integral part of the consolidated financial statements.                  F-6

                     Callmate Telecom International, Inc.

                  Notes to Consolidated Financial Statements

                Three Months Ended November 30, 1999 (Unaudited)
                    and Years Ended August 31, 1999 and 1998


1.   Background Information, Acquisitions, and Subsequent Event

Callmate Telecom International, Inc. (formerly known as Skin Tight, Inc.) was incorporated in July 1992 and merged effectively December 2, 1998 with Callmate Telecom (UK) Limited, a private limited company incorporated in Leeds, England in 1996. Prior to this acquisition, Callmate Telecom International, Inc. was a development stage enterprise.

Pursuant to this merger, Callmate Telecom International, Inc. issued 10,000,000 shares of its stock for all of the stock of Callmate Telecom (UK) Limited. As a result of this acquisition, the stockholders of Callmate Telecom (UK) Limited effectively acquired Callmate Telecom International, Inc. and control thereof. Accordingly, this acquisition has been accounted for as a reverse acquisition for financial statement purposes.

The number of authorized, issued, and outstanding shares of common stock has been restated in the accompanying consolidated financial statements to reflect the subsequent change in the common stock as if the acquisition had occurred August 1, 1997.

Calltel PVT Limited, a private limited company, was incorporated in Karachi, Pakistan in May 1999. Callmate Telecom (UK) Limited owns 65 percent of Calltel PVT Limited.

The aforementioned companies will hereinafter be referred to as the "Company."

The Company's principal line of business is the sale of prepaid calling cards throughout the United Kingdom, Sweden, Germany, and Pakistan. In addition, the Company provides to customers in the United Kingdom residential prepaid account services, business account services, and international call-back services. The Company's headquarters is located in Bradford, United Kingdom.

On October 30, 1999, the Company entered into an exchange and stock purchase agreement with American Multicredit, Inc. (AMC), a Florida corporation, and Diaspora Finance Limited (Diaspora), a Nevis, West Indies corporation. The terms of the agreement call for the Company to purchase two shares of common stock of AMC at a cost of $250,000 per share. In addition, the Company will issue 3,500,000 shares of Class B common stock to the stockholders of AMC and Diaspora in exchange for 500 and 501 shares of common stock of AMC and Diaspora, respectively. As a result of the purchase and exchange, the Company will own a
50.1 percent interest in both AMC and Diaspora. As of March 31, 2000, the Company has not issued or received any of the aforementioned stock as the agreement has not yet closed. The $500,000 paid by the Company to AMC has been reflected as a deposit in other long-term assets in the accompanying November 30, 1999 consolidated balance sheet.

Effective March 31, 2000, the Company entered into a share purchase agreement with Zee, Inc. (Zee), a Wyoming corporation, and the stockholders of Zee. The Company agreed to purchase all 660,000 shares of the outstanding common stock of Zee at a cost of $.02 per share. As a result of this transaction, Zee will become a wholly owned subsidiary of the Company. This transaction will be accounted for as a purchase of Zee by the Company.

Read independent auditors' report.                                           F-7

                     Callmate Telecom International, Inc.

                  Notes to Consolidated Financial Statements

               Three Months Ended November 30, 1999 (Unaudited)
                   and Years Ended August 31, 1999 and 1998

1.   Background Information

2.   Significant Accounting Policies

The significant accounting policies followed are:

     The consolidated financial statements as of November 30, 1999 and August 31, 1999 and the period and year then ended present the accounts of Callmate Telecom International, Inc. and its wholly owned subsidiary, Callmate Telecom (UK) Limited, which includes a 65 percent interest in Calltel PVT Limited. The consolidated financial statements for the year ended August 31, 1998 present the accounts of Callmate Telecom (UK) Limited. All significant intercompany accounts and transactions have been eliminated.

     The consolidated financial statements as of November 30, 1999 and for the three months then ended are unaudited. In the opinion of management of the Company, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for a fair presentation of the financial position and results of operations of the Company as of November 30, 1999 and the three months then ended. Results of the three months ended November 30, 1999 are not necessarily indicative of the results to be expected for the entire fiscal year.

     Effective August 31, 1999, Callmate Telecom (UK) Limited changed its fiscal year-end from July 31st to August 31st. The consolidated financial statements for the year ended August 31, 1998 include the financial information of Callmate Telecom (UK) Limited for the 11-month period August 1, 1997 through July 1998. The consolidated financial statements for the year ended August 31, 1999 include the financial information of Callmate Telecom (UK) Limited for the 13-month period August 1, 1998 through August 31, 1999. As there was minimal financial activity for the month of August 1997, this presentation does not have a material impact on the August 31, 1999 and 1998 consolidated financial statements.

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Read independent auditors' report.                                          F-8

                      Callmate Telecom International, Inc.

                   Notes to Consolidated Financial Statements

                Three Months Ended November 30, 1999 (Unaudited)
                    and Years Ended August 31, 1999 and 1998

2.   Significant Accounting Policies (continued)

     Cash and cash equivalents consist of cash deposits in operating and short-term investment accounts. At November 30, 1999 and August 31, 1999,
     $2, 217,993 and $1,482,886, respectively, of the Company's cash and cash equivalents is held in trust by the Company's attorney. This cash was raised from the sale of the Company's common stock and advances from the certain stockholders. At November 30, 1999 and August 31, 1999, $164,013 and $160,866, respectively, of the Company's cash and cash equivalents is held as a restricted deposit for transaction processing.

     A portion of the Company's sales are made on credit to various customers based on each customer's ability to pay. Based on management's review of accounts receivable, no allowance for doubtful accounts is needed at November 30, 1999 or at August 31, 1999 to cover losses arising from accounts receivable.

     Property and equipment are recorded at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, generally ranging from three to five years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in income.

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date.

Read independent auditors' report.                                           F-9

                      Callmate Telecom International, Inc.

                   Notes to Consolidated Financial Statements

                Three Months Ended November 30, 1999 (Unaudited)
                    and Years Ended August 31, 1999 and 1998

2.   Significant Accounting Policies (continued)

     The Company follows Statement of Financial Accounting Standards Board No. 130, "Reporting Comprehensive Income" (FASB No. 130). FASB No. 130 established standards for the reporting and display of comprehensive income (net income and other comprehensive income) and its components in consolidated financial statements. Other comprehensive income includes all non-stockholder changes in equity and is reflected in the stockholders' deficit section of the consolidated balance sheets.

     Other comprehensive income consists of foreign currency translation adjustments associated with the translation of the functional currencies of Callmate Telecom (UK) Limited (pounds) and Calltel PVT Limited (rupees) into the reporting currency of Callmate Telecom International, Inc. (U.S. dollars).

     The Company recognizes revenue from the sale of prepaid calling cards at the time the cards are used. Any sales for which cards have not been used are reported as deferred revenue. The Company recognizes revenues from all other telecommunications services at the time the services are provided. Provisions for discounts, returns, and other adjustments are provided for in the same period the related revenues are recorded.

     Advertising costs are charged to operations when incurred. Advertising expense for the three months ended November 30, 1999 and the years ended August 31, 1999 and 1998 were $164,484, $476,330, and $237,138, respectively.

     Basic earnings (loss) per common share is calculated by dividing net earnings (loss) by the average number of common shares outstanding during the year. Diluted loss per common share is calculated by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options. There are no potentially dilutive stock options outstanding for the periods presented.

Read independent auditors' report.                                          F-10

                     Callmate Telecom International, Inc.

                  Notes to Consolidated Financial Statements

               Three Months Ended November 30, 1999 (Unaudited)
                   and Years Ended August 31, 1999 and 1998


3.   Property and Equipment

Property and equipment consist of:

                                                 November 30,    August 31,
                                                    1999            1999
                                                 -------------------------
                                                 (Unaudited)
    Furniture and equipment                       $   40,757   $   37,489
    Office equipment                                 125,196       99,531
    Machinery and equipment                        1,422,855    1,381,016
                                                  ----------   ----------
                                                   1,588,808    1,518,036
    Less accumulated depreciation                    324,221      240,756
                                                  ----------   ----------
                                                  $1,264,587   $1,277,280
                                                  ==========   ==========

4.  Lease Commitments and Related Party Transactions

The Company leases certain vehicles, equipment, and operating facilities under operating leases with various terms. The following is a schedule by year of the future minimum lease payments required under those leases with an initial or remaining non-cancelable lease term in excess of one year as of November 30, 1999:

     Period Ending
     November 30,
     -------------
        2000                                                $  157,395
        2001                                                   157,395
        2002                                                   156,257
        2003                                                   143,743
        2004                                                   143,743
      Thereafter                                             2,024,380
                                                            ----------
                                                            $2,782,913
                                                            ==========

Read independent auditors' report.                                          F-11

                      Callmate Telecom International, Inc.

                   Notes to Consolidated Financial Statements

                Three Months Ended November 30, 1999 (Unaudited)
                    and Years Ended August 31, 1999 and 1998


4.   Lease Commitments and Related Party Transactions (continued)

Total rent expense under operating leases amounted to $15,306, $20,095, and $27,817 for the three months ended November 30, 1999 and the years ended August 31, 1999 and 1998, respectively.

Not included in the above amounts are $35,936 and $95,829 for the three months ended November 30, 1999 and the year ended August 31, 1999, respectively, of rent expense relating to two operating facilities leased from a related party. All amounts due under the lease agreements were waived for the aforementioned periods. The leases are effective from January 1, 1999 through December 31, 2019 and call for annual rentals aggregating $139,743.

Accounts receivable, related parties at November 30, 1999 and August 31, 1999 consist of $131,198 and $64,052, respectively, due from a director of the Company. The amounts are due on demand, are non-interest bearing, and are unsecured.

Advances from stockholders at November 30, 1999 and August 31, 1999 consist of 1,881,860 and 653,735, respectively. The amounts are due on demand, are non-interest bearing, and are unsecured.

The above related party transactions are not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties.

5.   Income Taxes

The Company has incurred operating losses since its inception that have been carried forward and, therefore, no tax liabilities have been incurred for the periods presented. These operating losses give rise to a deferred tax asset and are as follows:

                          November 30,   August 31,
                              1999          1999
                          -------------  -----------
                           (Unaudited)
    Deferred tax asset       $ 433,300    $ 494,400
    Allowance                 (433,300)    (494,400)
                          --------------------------
                             $       0    $       0
                          ==========================

The Company has available at August 31, 1999 approximately $1,236,100 of unused operating loss carryforwards that may be applied against future taxable income, which would reduce taxes payable by approximately $494,400 in the future. These operating loss carryforwards expire beginning in 2019. Income tax benefits resulting from the utilization of these carryforwards will be recognized in the year in which they are realized for federal and state tax purposes. During the period ended November 30, 1999 the Company utilized approximately $153,000 of these operating losses; therefore, no provision for income taxes has been recorded in the November 1999 consolidated financial statements.




Read independent auditors' report.                                          F-12

                      Callmate Telecom International, Inc.

                   Notes to Consolidated Financial Statements

                Three Months Ended November 30, 1999 (Unaudited)
                    and Years Ended August 31, 1999 and 1998

6.   Segment Information

The Company's operations are classified into two principal reportable segments that provide services to different geographic regions. Revenues and long-lived assets of these reportable segments are as follows:


                                Three Months
                                    Ended             Year Ended August 31,
                                November 30,   ----------------------------------
                                    1999                1999               1998
                                  -----------------------------------------------
    Revenues:
      Europe                      $2,226,136       $19,356,60         $11,161,196
      Pakistan                       275,874            5,230
                                  -----------------------------------------------
                                  $2,502,010      $19,361,837         $11,161,196
                                  ===============================================

    Operating income (loss):
      Europe                      $  221,286      $  (582,528)        $(1,253,076)
      Pakistan                       (32,723)        (163,507)
                                  ------------------------------------------------
                                     188,563         (746,035)         (1,253,076)
      Elimination entries            (58,361)         385,269
                                  ------------------------------------------------
                                  $  130,202      $  (360,766)        $(1,253,076)
                                  ================================================

    Depreciation Expenses:
      Europe                      $   65,711      $   204,798         $    41,776
      Pexistan                           254              493                  --
                                  ------------------------------------------------
                                  $   65,965      $   205,291         $    41,776
                                  ================================================


                                                         Three Months
                                                            Ended      Year Ended
                                                         November 30,   August 31,
                                                             1999          1999
                                                         -----------   -----------
    Identifiable Assets:
      United Kingdom                                     $ 7,661,747   $ 6,722,876
      Pakistan                                               943,680       925,560
                                                         -------------------------
                                                           8,605,427     7,648,436
      Elimination entries                                   (379,353)     (679,702)
                                                         -------------------------
                                                         $ 8,226,074   $ 6,968,734
                                                         =========================


Read independent auditors' report.                                          F-13

                                               CALLMATE TELECOM INTERNATIONAL, INC.
                                           PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
                                                         NOVEMBER 30, 1999


                                                                                       Pro Forma
                                                                                      Adjustments           Pro Forma
                                                     Callmate       Zee, Inc.      Increase (Decrease)       Combined
                                                   ----------------------------------------------------------------------

Assets:
Current Assets
         Cash and cash equivalents                   $1,800,796          $ 404              $ (13,200)       $ 1,788,000
         Cash held in trust accounts                  2,217,993                                                2,217,993
         Restricted cash and cash equivalents           164,013                                                  164,013
         Accounts receivable, trade                   1,116,873                                                1,116,873
         Accounts receivable, related parties           131,198                                                  131,198
         Prepaid expenses and other current assets      549,352                                                  549,352
                                                   -------------    -----------    -------------------    ---------------



Total current Assets                                  5,980,225            404                (13,200)         5,967,429

Property and Equipment, net of a/d                    1,264,587                                                1,264,587

Other Assets                                            981,262            750                 12,540            994,552
                                                   -------------    -----------    -------------------    ---------------

                                                     $8,226,074        $ 1,154                 $ (660)       $ 8,226,568
                                                   =============    ===========    ===================    ===============



Liabilities & S/E:
Current Liabilities
         Accounts Payable                            $5,804,144                                              $ 5,804,144
         Advances from stockholders                   1,881,860                                                1,881,860
         Accrued Expenses                                57,734                                                   57,734
         Deferred Revenue                               750,535                                                  750,535
                                                   -------------    -----------    -------------------    ---------------

Total Current Liabilities                             8,494,273                                                8,494,273

Minority interest in consolidated subsidiary            (61,051)                                                 (61,051)

Stockholders Equity

         Common Stock                                    14,200            660                   (660)            14,200
         Additional Paid in Capital                     846,800            840                   (840)           846,800
         Retained Earnings                           (1,085,140)          (346)                   840         (1,084,646)
         Accumulated other comprehensive income          16,992                                                   16,992
                                                   -------------    -----------    -------------------    ---------------

         Total stockholders' deficit                   (207,148)         1,154                   (660)          (206,654)
                                                   -------------    -----------    -------------------    ---------------

                                                     $8,226,074        $ 1,154                 $ (660)       $ 8,226,568
                                                   =============    ===========    ===================    ===============

See notes to unaudited pro forma condensed combined financial statements.

                     CALLMATE TELECOM INTERNATIONAL, INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     Three months ended November 30, 1999

                                                                              Pro Forma
                                                                             Adjustments               Pro Forma
                                     Callmate           Zee, Inc.        Increase (Decrease)            Combined
                                  -------------------------------------------------------------------------------------

Sales                              $ 2,502,010                                                       $ 2,502,010

Cost of Sales                        1,677,299                                                         1,677,299
                                  -------------------   --------------    -----------------------    ------------------

  Gross Profit                        824,711                                                           824,711

Selling, G&A                          694,509               161                        660              695,330
                                  -------------------   --------------    -----------------------    ------------------

Income from Operations                130,202              (161)                      (660)             129,381


Other Income                           17,225                                                            17,225

Minority Interest in loss of
  consolidated subsidiary               5,424                                                             5,424
                                  -------------------   --------------    -----------------------    ------------------

Income (loss) before taxes         $  152,851            $ (161)                    $ (660)          $  152,030
                                  =====================================================================================


Basic and diluted earnings (loss) per share                                                          $     0.01
                                                                                                     ==================


See notes to unaudited pro forma condensed combined financial statements.

                                               CALLMATE TELECOM INTERNATIONAL, INC.
                                       PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                                For the year ended August 31, 1999

                                                                                   Pro Forma
                                                                                  Adjustments               Pro Forma
                                          Callmate           Zee, Inc.        Increase (Decrease)           Combined
                                     -------------------------------------------------------------------------------------

Sales                                       $19,361,837                                                       $19,361,837

Cost of Sales                                16,483,683                                                        16,483,683
                                     -------------------   --------------   ------------------------    ------------------

  Gross Profit                                2,878,154                                                         2,878,154

Selling, G&A                                  3,238,920              161                        660             3,239,741
                                     -------------------   --------------   ------------------------    ------------------

Income from Operations                         (360,766)            (161)                      (660)             (361,587)

Other Income                                    359,133                                                           359,133
                                     -------------------   --------------   ------------------------    ------------------

Net loss                                       $ (1,633)          $ (161)                    $ (660)             $ (2,454)
                                     =====================================================================================

Basic and diluted earnings (loss) per share                                                                       $ (0.00)
                                                                                                        ==================

See notes to unaudited pro forma condensed combined financial statements.

                     CALLMATE TELECOM INTERNATIONAL, INC.
         NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


(A) The following pro forma adjustments reflect Callmate's purchase of Zee, Inc. Pro forma adjustments include the estimated direct costs of acquisition ($13,200) which has been allocated to goodwill and is being amortized over 20 years on the straight line basis.

(B) Operations of the Zee, Inc. for the period January 1, 1999, through December 31, 1999, are included in both the pro forma statements of operations for the year ended August 31, 1999 and the three months ended November 30, 1999. These amounts do not materially affect the results of operations for either periods presented. The balance sheet of Zee, Inc. as of December 31, 1999 is presented for November 30, 1999, since these amounts are not materially different.

                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CALLMATE TELECOM INTERNATIONAL, INC.

Date:   April 5, 2000              By: /s/ Mahmoud Hashmi
     -------------------              ---------------------------------
                                      Mahmoud Hashmi
                                      Chief Executive Officer